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                                                                EXHIBIT 10.8.4

                                  AMENDMENT I
                                     OF THE
                              PULITZER RETIREMENT
                                  SAVINGS PLAN



        The Pulitzer Retirement Savings Plan (the "Plan") is amended as follows, effective January 1, 1989.

        1. The words "any other Affiliate which adopts the Plan with the consent of the Board" are deleted from Section 1.11, and the following words are inserted in lieu thereof:

                "any Affiliate or other entity in which the Company has an ownership interest which thereafter adopts the Plan with the consent of and subject to such terms and conditions as may be prescribed by the Board".

        2. The second sentence of Section 3.03 of the Plan is deleted and the following new sentences are inserted in lieu thereof:

                "For Participants who are part-time Employees, the monthly contribution will be determined by multiplying the contribution which would otherwise be made by a fraction, the numerator of which is the number of hours of Service credited to the Participant in the immediately preceding Plan Year and the denominator of which is 1,950. For purposes of this Section, a "part-time Employee" is a Participant who is not expected to complete 1,950 hours of Service in a Plan Year and who completed less than 1,950 hours of Service in the immediately preceding Plan Year".



                                                PULITZER PUBLISHING COMPANY



Dated:  10-25-95                          By: /s/ Ronald H. Ridgway
       ---------                              -----------------------------
                                              Senior Vice-President of Finance